Exhibit 99.1

Lennox International Reports Record Quarterly Profit in Second Quarter

•	Revenue up 9%, led by 16% growth in Residential

•	Adjusted EPS from continuing operations of $1.31, up 34%

•	GAAP EPS from continuing operations of $1.26, up 31%

•	Raising 2013 revenue growth guidance range from 3-6% to 6-8%

•	Raising 2013 adjusted EPS from continuing operations guidance range from $3.25-$3.55 to $3.45-$3.75

DALLAS, July 22, 2013 – Lennox International Inc. (NYSE: LII) today reported financial results for the second quarter of 2013. Financial results in prior periods have been revised to reflect sold businesses in discontinued operations.

Revenue for the second quarter was $913 million, up 9% from the prior-year quarter. Adjusted earnings per share from continuing operations was a record $1.31, up 34% from $0.98 in the prior-year quarter. On a GAAP basis, earnings per share from continuing operations was a record $1.26, up 31% from $0.96 in the prior-year quarter.

“The company’s strong business momentum continued in the second quarter, with revenue up 9% and total segment profit margin up 200 basis points to a record level of 11.6%,” said Todd Bluedorn, Chairman and CEO of Lennox International. “In our Residential business, revenue was up 16% on strong double-digit growth in both new construction and replacement business, and margin expanded 370 basis points to 13.9%. Residential profit was up 58%. In our Commercial business, revenue and profit were up 4%, led by growth in the emergency replacement market and commercial services. Commercial margin increased 10 basis points to 15.1%. In Refrigeration, revenue was flat on the timing of national account business and soft economic conditions in Europe, but growth was strong in South America and Asia Pacific. Refrigeration profit was up 22% as margin expanded 220 basis points to 12.4%. Looking at 2013 for the company overall, we are raising our revenue and earnings guidance for the year. As markets continue to recover, the company is strategically well-positioned to drive our financial performance to new levels as we continue to execute on achieving our longer-term financial targets.”

FINANCIAL HIGHLIGHTS

Revenue: Revenue for the second quarter was $913 million, up 9% from the prior-year quarter. Foreign exchange was neutral to revenue. Volume and price/mix were up from the prior-year quarter.

Gross Profit: Gross profit for the second quarter was $254 million, up 22% from the prior-year quarter. Gross margin was 27.8%, up 300 basis points from 24.8% in the prior-year quarter. Gross profit was primarily impacted by higher volume, favorable price/mix and lower material costs, partially offset by investments in distribution. The annual adjustment for warranty reserves was favorable by $3 million in the second quarter of 2013 compared to the prior-year quarter.

Income from Continuing Operations: Adjusted income from continuing operations in the second quarter was $66.5 million, or $1.31 per share, compared to $50.6 million, or $0.98 per share, in the prior-year quarter. Adjusted earnings from continuing operations for the second quarter of 2013 excludes an after-tax charge of $1.6 million for restructuring activities, $0.5 million after-tax for the net change in unrealized losses on open future contracts, and an after-tax charge of $0.1 million for other items.

On a GAAP basis, income from continuing operations for the second quarter was $64.3 million, or $1.26 per share, compared to $49.5 million, or $0.96 per share, in the prior-year quarter.

Free Cash Flow and Total Debt: Net cash from operations in the second quarter was $49 million, compared to $24 million in the prior-year quarter. The company invested $11 million in capital assets in the second quarter. Free cash flow was $38 million, compared to $14 million in the prior-year quarter. Total debt at the end of the second quarter was $537 million, and total cash and cash equivalents were $45 million. The company increased its dividend 20% and repurchased $33 million of stock in the second quarter.

BUSINESS SEGMENT HIGHLIGHTS

Residential Heating & Cooling

Second quarter 2013 revenue in the Residential Heating & Cooling business segment was $476 million, up 16% from the prior-year quarter. Currency was neutral to revenue growth. Segment profit was $66 million, up 58% from the prior-year quarter. Segment profit margin was 13.9%, up 370 basis points. Results were primarily impacted by higher volume, favorable price and mix, and lower material costs, with partial offsets from higher SG&A and investments in distribution expansion.

Commercial Heating & Cooling

Revenue in the Commercial Heating & Cooling business segment was $230 million, up 4% from the prior-year quarter. Currency was neutral to revenue growth. Segment profit was $35 million, up 4% from the prior-year quarter. Segment profit margin was 15.1%, up 10 basis points. Results were primarily impacted by higher volume, favorable price/mix, and lower material costs, with partial offsets from higher SG&A and investments in distribution expansion.

Refrigeration

Revenue in the Refrigeration business segment was $207 million in the second quarter, flat with the prior-year quarter. Currency was neutral to revenue. Segment profit was $26 million, up 22% from the prior-year quarter. Segment profit margin was 12.4%, up 220 basis points. Results were primarily impacted by favorable price/mix and lower material costs, with a partial offset from lower volume and higher SG&A.

FULL-YEAR OUTLOOK

The company is raising its revenue and EPS from continuing operations guidance ranges for 2013.

•	Raising revenue growth guidance from 3-6% to a range of 6-8%; foreign exchange is still expected to have a neutral impact on revenue.

•	Raising adjusted EPS from continuing operations guidance from $3.25-$3.55 to a range of $3.45-$3.75.

•	Raising GAAP EPS from continuing operations guidance from $3.23-$3.53 to a range of $3.38-$3.68.

•	Reiterating tax rate guidance of 34-35% on a full-year basis.

•	Reiterating capital expenditure guidance of approximately $60 million in 2013.

•	Reiterating plans to repurchase $100 million of stock in 2013.

•	Raising average diluted share count guidance for the full year from approximately 50 million shares to approximately 51 million shares.

CONFERENCE CALL INFORMATION

A conference call to discuss the company’s second quarter results will be held this morning at 8:30 a.m. Central time. To listen, please call the conference call line at 612-332-0226 at least 10 minutes prior to the scheduled start time and use reservation number 297408. The conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.

A replay will be available from 11:00 a.m. Central time on July 22 through July 29, 2013 by dialing 800-475-6701 (U.S.) or 320-365-3844 (international) and using access code 297408. The call will also be archived on the company’s web site.

Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

The statements in this news release that are not historical statements, including statements regarding expected financial results for 2013, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, the impact of unfavorable weather, a decline in new construction activity and the related demand for products and services, and those factors listed in Item 1A of LII’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “10-K”), which are incorporated by reference. For information concerning these and other risks and uncertainties, see the 10-K and LII’s other publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Net sales	$913.1	$840.4	$1,581.5	$1,454.8
Cost of goods sold	659.1	632.3	1,165.5	1,105.8

Gross profit	254.0	208.1	416.0	349.0
Operating Expenses:
Selling, general and administrative expenses	151.3	130.7	287.0	253.9
Losses and other expenses, net	2.1	1.4	3.2	—
Restructuring charges	2.4	0.1	2.9	2.7
Income from equity method investments	(4.2)	(3.9)	(7.4)	(6.3)

Operational income from continuing operations	102.4	79.8	130.3	98.7
Interest expense, net	3.6	4.3	7.0	9.0
Other expense (income), net	(0.2)	0.1	(0.1)	0.1

Income from continuing operations before income taxes	99.0	75.4	123.4	89.6
Provision for income taxes	34.7	25.9	43.3	30.8

Income from continuing operations	64.3	49.5	80.1	58.8
Discontinued Operations:
Loss from discontinued operations before income taxes	—	(9.2)	(13.4)	(32.7)
Benefit from income taxes	—	(4.4)	(5.6)	(12.5)

Loss from discontinued operations	—	(4.8)	(7.8)	(20.2)

Net income	$64.3	$44.7	$72.3	$38.6

Earnings per share – Basic:
Income from continuing operations	$1.28	$0.97	$1.60	$1.15
Loss from discontinued operations	—	(0.09)	(0.16)	(0.39)

Net income	$1.28	$0.88	$1.44	$0.76

Earnings per share – Diluted:
Income from continuing operations	$1.26	$0.96	$1.57	$1.14
Loss from discontinued operations	—	(0.09)	(0.15)	(0.39)

Net income	$1.26	$0.87	$1.42	$0.75

Average shares outstanding:
Basic	50.2	51.0	50.2	50.9
Diluted	50.9	51.6	51.0	51.5
Cash dividends declared per share	$0.24	$0.18	$0.44	$0.36

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

SEGMENT NET SALES AND PROFIT (LOSS)

(Unaudited, in millions)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Net Sales
Residential Heating & Cooling	$476.2	$411.9	$790.7	$684.5
Commercial Heating & Cooling	229.6	221.4	392.6	378.1
Refrigeration	207.3	207.1	398.2	392.2

	$913.1	$840.4	$1,581.5	$1,454.8

Segment Profit (Loss) (A)
Residential Heating & Cooling	$66.2	$42.0	$86.7	$53.0
Commercial Heating & Cooling	34.6	33.2	45.7	41.5
Refrigeration	25.8	21.2	42.5	35.5
Corporate and other	(20.9)	(15.4)	(39.6)	(29.4)

Subtotal that includes segment profit and eliminations	105.7	81.0	135.3	100.6
Reconciliation to Income from continuing operations before income taxes:
Special product quality adjustments	0.1	0.5	(0.1)	0.1
Items in Losses and other expenses, net that are excluded from segment profit (loss) (B)	0.8	0.6	2.2	(0.9)
Restructuring charges	2.4	0.1	2.9	2.7
Interest expense, net	3.6	4.3	7.0	9.0
Other expense (income), net	(0.2)	0.1	(0.1)	0.1

Income from continuing operations before income taxes	$99.0	$75.4	$123.4	$89.6

(A)	The Company defines segment profit and loss as a segment’s Income or Loss from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations, excluding:

•	Special product quality adjustments;

•	Items in Losses and other expenses, net that are noted in (B);

•	Restructuring charges;

•	Goodwill, long-lived assets and equity method investment impairments;

•	Interest expense, net;

•	Other expense (income), net.

(B)	Items in Losses and other expenses, net that are excluded from segment profit or loss are asset impairments, net change in unrealized gains and/or losses on unsettled future contracts, special legal contingency charges and other items.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except shares and par value)

	As of June 30, 2013	As of December 31, 2012
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$45.3	$51.8
Accounts and notes receivable, net of allowances of $9.5 in 2013 and 2012	542.3	373.4
Inventories, net	469.2	374.8
Deferred income taxes, net	31.7	27.5
Other assets	41.4	61.0
Assets of discontinued operations	—	98.6

Total current assets	1,129.9	987.1
Property, plant and equipment, net of accumulated depreciation of $600.4 and $584.8 in 2013 and 2012, respectively	308.7	298.2
Goodwill	217.6	223.8
Deferred income taxes	113.9	102.8
Other assets, net	79.5	80.0

Total assets	$1,849.6	$1,691.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$125.9	$34.9
Current maturities of long-term debt	0.4	0.7
Accounts payable	373.6	284.7
Accrued expenses	257.1	259.6
Income taxes payable	22.7	4.5
Liabilities of discontinued operations	—	55.2

Total current liabilities	779.7	639.6
Long-term debt	410.8	351.0
Post-retirement benefits, other than pensions	4.9	6.1
Pensions	137.5	134.4
Other liabilities	69.5	64.0

Total liabilities	1,402.4	1,195.1
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 87,170,197 shares issued	0.9	0.9
Additional paid-in capital	914.9	898.3
Retained earnings	794.7	744.4
Accumulated other comprehensive loss	(103.1)	(22.3)
Treasury stock, at cost, 37,250,915 shares and 36,937,632 shares in 2013 and 2012, respectively	(1,160.2)	(1,124.5)
Total stockholders’ equity	447.2	496.8

Total liabilities and stockholders’ equity	$1,849.6	$1,691.9

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2013 and 2012

(Unaudited, in millions)

	2013	2012
Cash flows from operating activities:
Net income	$72.3	$38.6
Net loss from discontinued operations	7.8	20.2
Adjustments to reconcile net income to net cash provided by operating activities:
Income from equity method investments	(7.4)	(6.3)
Dividends from affiliates	1.7	2.0
Restructuring expenses, net of cash paid	(0.5)	1.5
Provision for bad debts	1.9	1.3
Unrealized loss (gain) on derivative contracts	2.3	(0.3)
Stock-based compensation expense	15.2	7.8
Depreciation and amortization	28.5	27.4
Deferred income taxes	(1.0)	3.9
Other items, net	13.8	4.2
Changes in assets and liabilities, net of effects of divestitures:
Accounts and notes receivable	(177.1)	(119.9)
Inventories	(118.3)	(113.4)
Other current assets	(3.6)	—
Accounts payable	80.0	100.4
Accrued expenses	(13.3)	14.7
Income taxes payable and receivable	12.9	7.7
Other	8.5	1.9
Net cash used in discontinued operations	(12.0)	(2.3)

Net cash used in operating activities	(88.3)	(10.6)
Cash flows from investing activities:
Proceeds from the disposal of property, plant and equipment	—	0.1
Purchases of property, plant and equipment	(23.4)	(16.4)
Net proceeds from sale of businesses	4.8	7.2
Acquisition of businesses	—	—
Change in restricted cash	—	—
Net cash used in discontinued operations	(0.1)	(0.4)

Net cash used in investing activities	(18.7)	(9.5)
Cash flows from financing activities:
Short-term borrowings, net	1.6	9.9
Asset securitization borrowings	270.0	310.0
Asset securitization payments	(180.0)	(310.0)
Long-term debt payments	(0.5)	(0.6)
Borrowings from revolving credit facility	700.5	526.0
Payments on revolving credit facility	(640.5)	(471.5)
Proceeds from employee stock purchases	1.0	0.2
Repurchases of common stock	(33.0)	—
Repurchases of common stock to satisfy employee withholding tax obligations	(5.8)	(2.6)
Excess tax benefits related to share-based payments	3.4	1.2
Cash dividends paid	(10.1)	(18.3)

Net cash provided by financing activities	106.6	44.3
Increase (decrease) in cash and cash equivalents	(0.4)	24.2
Effect of exchange rates on cash and cash equivalents	(6.1)	(0.1)
Cash and cash equivalents, beginning of period	51.8	45.0

Cash and cash equivalents, end of period	$45.3	$69.1

Supplementary disclosures of cash flow information:
Cash paid during the period for:
Interest, net	$7.7	$9.5

Income taxes (net of refunds)	$22.3	$8.0

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures

(Unaudited, in millions, except per share and ratio data)

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements and segment net sales and profit presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and operating performance.

Reconciliation of Income from Continuing Operations, a GAAP measure, to Adjusted Income from Continuing Operations, a Non-GAAP measure

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Income from continuing operations, a GAAP measure	$64.3	$49.5	$80.1	$58.8
Restructuring charges, after tax	1.6	0.1	1.9	1.8
Special product quality adjustments, after tax (b)	0.1	0.6	(0.1)	0.3
Special legal contingency charges, after tax (a)	—	—	0.2	—
Net change in unrealized losses (gains) on unsettled future contracts, after tax (a)	0.5	0.3	1.2	(0.8)
Other items, net, after tax (a)	—	0.1	0.2	0.3

Adjusted income from continuing operations, a non-GAAP measure	$66.5	$50.6	$83.5	$60.4

Income per share from continuing operations—diluted, a GAAP measure	$1.26	$0.96	$1.57	$1.14
Restructuring charges, after tax	0.03	—	0.04	0.03
Special product quality adjustments, after tax (b)	—	0.01	—	0.01
Special legal contingency charges, after tax (a)	—	—	—	—
Net change in unrealized losses (gains) on unsettled future contracts, after tax (a)	0.01	0.01	0.02	(0.02)
Other items, net, after tax (a)	0.01	—	0.01	0.01

Adjusted earnings per share from continuing operations—diluted, a non-GAAP measure	$1.31	$0.98	$1.64	$1.17

(a)	Recorded in Losses and other expenses, net in the Consolidated Statements of Operations
(b)	Recorded in Cost of goods sold in the Consolidated Statements of Operations

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Components of Losses and other expenses, net (pre-tax):
Realized loss on settled future contracts (a)	$0.4	$0.7	$0.4	$1.0
Foreign currency exchange loss (gain) (a)	0.9	(0.1)	0.6	(0.3)
Loss on disposal of fixed assets (a)	—	0.2	—	0.2
Net change in unrealized losses (gains) on unsettled futures contracts (b)	0.7	0.5	1.8	(1.2)
Special legal contingency charge (b)	—	—	0.2	—
Other items, net (b)	0.1	0.1	0.2	0.3

Losses and other expenses, net (pre-tax)	$2.1	$1.4	$3.2	$—

(a)	Included in segment profit (loss) and adjusted income from continuing operations
(b)	Excluded from segment profit (loss) and adjusted income from continuing operations

Reconciliation of Estimated Adjusted Income per Share from Continuing Operations—Diluted, a Non-GAAP measure, to Income per Share from Continuing Operations—Diluted, a GAAP measure

For the Year Ended December 31, 2013 ESTIMATED
Adjusted income per share from continuing operations—diluted, a Non-GAAP measure	$3.45—$3.75
Restructuring charges and net change in unrealized losses on open future contracts	(0.07)

Income per share from continuing operations—diluted, a GAAP measure	$3.38—$3.68

Reconciliation of Net Cash Provided by (Used in) Operating Activities, a GAAP measure, to Free Cash Flow, a Non-GAAP measure

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Net cash provided by (used in) operating activities, a GAAP measure	$49.0	$23.7	$(88.3)	$(10.6)
Purchases of property, plant and equipment	(11.3)	(9.8)	(23.4)	(16.4)
Proceeds from the disposal of property, plant and equipment	—	—	—	0.1

Free cash flow, a Non-GAAP measure	$37.7	$13.9	$(111.7)	$(26.9)

Calculation of Debt to EBITDA Ratio:

Trailing Twelve Months to June 30, 2013
EBIT (a)	$258.9
Depreciation and amortization expense (b)	$56.5

EBITDA (a + b)	$315.4

Total debt at June 30, 2013 (c)	$537.1

Total Debt to EBITDA ratio ((c / (a + b))	1.7

Reconciliation of EBIT, a Non-GAAP measure, to Income From Continuing Operations Before Income Taxes, a GAAP measure

Trailing Twelve Months to June 30, 2013
EBIT per above, a Non-GAAP measure	$258.9
Special product quality adjustments	0.9
Items in Losses and other expenses, net that are excluded from segment profit	2.9
Restructuring charges	4.4
Interest expense, net	15.1
Other expenses, net	0.1

Income from continuing operations before income taxes, a GAAP measure	$235.5